                                                                     EXHIBIT 3.0



--------------------------------------------------------------------------------

MICHIGAN DEPARTMENT OF COMMERCE -  CORPORATION AND SECURITIES BUREAU
--------------------------------------------------------------------------------

Date Received                                              (For Bureau Use Only)

------------------------------ ----------------------------

[Ld 4A]
------------------------------ ---------------------------- -------------------


NAME  Jin-Kyu Koh
-------------------------------------------------------------------------------

ADDRESS   Dykema Gossett PLLC 400 Renaissance Center
-------------------------------------------------------------------------------


CITY   Detroit        STATE   MI    ZIP CODE    48243
--------------------------------------------------------------------------------

DOCUMENT WILL BE RETURNED TO NAME AND ADDRESS INDICATED ABOVE

            CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
              For use by Domestic Profit and Nonprofit Corporations

         Pursuant to the provision of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1.       The present name of the corporation is:  Nematron Corporation

2.       The corporation identification number (CID) assigned by the Bureau is:
         333-652

3. The location of its registered office is: 5840 Interface Drive, Ann Arbor, Michigan 48103

4. Articles III of the Articles of Incorporation are hereby amended and restated to read as follows:

                                   ARTICLE III

         The total authorized capital stock is:

         1.       Common Stock: 30,000,000 shares.

         2. A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

                           Subject to the preferences accorded the holders of
                  any other class of stock pursuant to these Articles of Incorporation or action of the Board of Directors taken with respect to such preferences, holders of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors of the corporation from time to time and, in the event of any liquidation, dissolution or winding up of the corporation, the holders of Common Stock will be entitled to receive pro rata all of the remaining assets of the corporation available for distribution. Each issued and outstanding share of Common Stock is entitled to one vote.

                           No holder of any shares of any class of stock of this
                  corporation shall have any preemptive or preferential right to subscribe for, or to purchase, any part of a new or additional issue of stock or any other reacquired shares of stock of any class whatsoever or of any securities convertible into stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration.

5. The foregoing amendment to the Articles of Incorporation was duly adopted on the 6th day of April, 1999, by the shareholders at the Annual Meeting of Shareholders. The necessary votes were cast in favor of the amendment.


                                              Signed this 30th day of June, 1999


                                              By: /s/ Matthew S. Galvez
                                                 -------------------------------
                                                 (Signature of President, Vice
                                                  President, Chairperson or
                                                  Vice-Chairperson)

                                               Matthew S.Galvez        President
                                               ---------------------------------
                                               (Type or Print Name)     (Title)




Name of person or organization                     Preparer's name and business
remitting fees:                                    telephone number:
-----------------------------------                -----------------------------


Nematron Corporation                               Jin-Kyu Koh
5840 Interface Drive                              (313) 568-6627
Ann Arbor, Michigan  48103
-----------------------------------                -----------------------------

                                       2